UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026
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Oncolytics Biotech Inc.
(Exact name of registrant as specified in its charter)
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Nevada (State or other jurisdiction of incorporation)	001-38512 (Commission File Number)	98-0541667 (IRS Employer Identification No.)
4350 Executive Drive, Suite 325 San Diego, CA 92121	92121
(Address of principal executive offices)	(Zip Code)
(403) 670-7377
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ONCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Executive Officer

On June 1, 2026, the Board of Directors (the “Board”) of Oncolytics Biotech Inc. (the “Company”) appointed John McAdory as Chief Operating Officer of the Company. Mr. McAdory will not receive any additional compensation as a result of the appointment.

Mr. McAdory, age 49, has been appointed Chief Operating Officer of the Company, effective June 1, 2026. Mr. McAdory previously served as Executive Vice President, Strategy and Operations of the Company from January 2026 to June 2026. From January 2020 to January 2026, Mr. McAdory served as Vice President, Clinical Operations at CG Oncology, Inc. (Nasdaq: CGON), where he led clinical operations through its pivotal Phase 3 program and initial public offering. From February 2018 to January 2020, Mr. McAdory served as Head of Clinical Operations at SillaJen, Inc. Earlier in his career, Mr. McAdory held clinical operations positions at UCB and Amgen Inc. Mr. McAdory holds a Master of Health Administration from the University of North Carolina at Chapel Hill and a Bachelor of Science in Biology from Hampton University.

There are no arrangements or understandings between Mr. McAdory and any other persons pursuant to which he was appointed as an officer of the Company. There are no family relationships between Mr. McAdory and any other director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, Mr. McAdory has entered into an indemnification agreement with the Company providing for the indemnification of, and advancement of expenses to, Mr. McAdory in connection with claims, suits, or proceedings arising as a result of his service as a director of the Company.

Appointment of New Director

Furthermore, on June 1, 2026, the Board, acting under a unanimous written consent, appointed Stephen Glover as the ninth director of the Board. Mr. Glover will serve as a director of the Company until the next annual meeting of the shareholders or until his successor shall have been elected and qualified subject to his earlier death, resignation, retirement, disqualification or removal.

In connection with his appointment as director, and on June 1, 2026 (the “Grant Date”), the Board granted Mr. Glover an option (the “Option”) to purchase 96,000 shares of Company’s common stock (the “Stock”) with an exercise price equal to the closing price per share of the Stock as reported on Nasdaq on June 1, 2026. The Option is granted pursuant to, and subject to the terms and conditions of, the Oncolytics Biotech Inc. 2026 Incentive Award Plan and standard form of stock option agreement, and shall vest in equal installments of 32,000 shares on the anniversary of the Grant Date for the next three years, subject to Mr. Glover’s continued service on the Board on each such vesting date.

Mr. Steve Glover, age 66, has more than 35 years of leadership experience in the biopharmaceutical and life sciences industries. Mr. Glover currently serves as Co-Founder, Chairman, Chief Executive Officer, and President of ZyVersa Therapeutics, which he led to a public listing in December 2022. He also serves as Chairman of the Board of Directors of PDS Biotechnology, a member of the Board of Directors of Biogene Therapeutics, and a board member of the Coulter Foundation at the University of Miami U Innovation Center. Previously, Mr. Glover served as Chairman of the Board of Directors of Ambrx Biopharma, where he helped guide the company through significant growth and its acquisition by Johnson & Johnson in a transaction valued at approximately $2 billion. Mr. Glover was also Co-Founder and Chief Business Officer of Coherus BioSciences, Prior to Coherus, he served as President of Insmed Therapeutic Proteins and Executive Vice President and Chief Business Officer of Insmed Incorporated. Earlier in his career, Mr. Glover held leadership positions of increasing responsibility at GSK, Roche, and Amgen. The Board believes that Mr.Glover’s extensive experience in executive roles and public company board positions in the pharmaceutical and biotech industries qualifies him to serve as a Board member.

There are no arrangements or understandings between Mr. Glover and any other persons pursuant to which he was appointed as a director of the Company. There are no family relationships between Mr. Glover and any other director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Glover qualifies as an independent director under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Listing Rules and applicable law.

In addition, Mr. Glover has entered into an indemnification agreement with the Company providing for the indemnification of, and advancement of expenses to, Mr. Glover in connection with claims, suits, or proceedings arising as a result of his service as a director of the Company.

The foregoing descriptions of the indemnification agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the form of indemnification and advancement agreement, which is attached as Exhibit 10.15 to the Annual Report on Form 10-K filed on March 30, 2026 and incorporated into this Item 5.02 by reference.

Item 8.01. Other Events.
On June 2, 2026, the Company issued a press release announcing the appointments of Stephen Glover to the Board and John McAdory as Chief Operating Officer. The information set forth in this Item 8.01 and in Exhibit 99.1 is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Oncolytics Biotech Inc., dated as of June 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2026

ONCOLYTICS BIOTECH INC.

By:	/s/ Kirk Look
Name:	Kirk Look
Title:	Chief Financial Officer